10.23 Corn Kernels Purchase Agreement, dated April 1, 2011, between Shandong
Xiangrui and Ji’nan Jingliang Grains Storage Co., Ltd.
Supplier: Ji’nan Jinliang Grains Storage Co., Ltd.
Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.
Execution Site: Dongping, Shandong;
Execution Date: April 1, 2011
1. the type, class, weight, price and delivery of the grain

				Price for
Type	Class	Unit	weight	each ton	Total Price	Delivery
Corn	2	ton	30000	2200	RMB 66,000,000	—
2. Standard of quality
If content of water shall not exceed 16%, otherwise each half a kilo of corn will be withhold for each exceeding 1%. Other standard shall follow the national standard.
3. Testing
The testing shall be held in the warehouse of the purchaser.
4. Delivery
The supplier shall be responsible for all the fees and charges of delivery. And the purchaser shall make the payment when receive the corn.
5. Dispute resolution
Both parties shall resolve the dispute friendly, or the court of the purchaser shall have jurisdiction over the dispute.
6. Miscellaneous
The Agreement shall take effect since both parties execute this Agreement. The term of the Agreement is from the execution date to December 31, 2011.
Execution:

Supplier: Ji’nan Jinliang Grains Storage Co., Ltd.
Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.